UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2005

SRI/SURGICAL EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-20997	59-3252632
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

12425 Racetrack Road

Tampa, Florida 33626

(Address of principal executive offices)

(813) 891-9550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement;
Item 1.02	Termination of a Material Definitive Agreement; and
Item 2.03(a)	Creation of a Direct Financial Obligation.

A.	SRI’s Purchase of its Corporate Headquarters.

On December 13, 2005, SRI/Surgical Express, Inc. (“SRI”) entered into the following agreements with Coastal Hillsborough Partners, L.P. (“Coastal”):

(a)	a Purchase and Sale Agreement, pursuant to which SRI purchased from Coastal its Tampa corporate headquarters for $5.3 million and paid all transaction and closing costs other than Coastal’s legal fees;

(b)	a Mutual Release Agreement, pursuant to which SRI and Coastal agreed to terminate their litigation with respect to SRI’s purchase option on its corporate headquarters and to release each other from all related claims; and

(c)	a Lease Termination Agreement, pursuant to which SRI and Coastal agreed to terminate the Net Net Net Single Tenant Building Lease dated February 25, 2000 under which SRI had leased its corporate headquarters from Coastal.

SRI’s purchase closed simultaneously with the execution of the Purchase and Sale Agreement. These transactions were the culmination of SRI’s previously announced October 14, 2005 settlement agreement with Coastal.

B.	Financing of the Purchase.

SRI financed the entire purchase price and transaction and closing costs through a combination of new term loans and a draw on a line of credit.

The term loans and draw were made pursuant to SRI’s existing Second Amended and Restated Credit Agreement, dated June 21, 2005, between SRI, LaSalle Bank NA (“LaSalle”) and Wachovia Bank, NA (“Wachovia”), and the loans are evidenced by the Promissory Note, dated December 13, 2005, issued by SRI to LaSalle in the principal amount of $2,381,250 (the “LaSalle Note”) and the Promissory Note, dated December 13, 2005, issued by SRI to Wachovia in the principal amount of $2,381,250 (the “Wachovia Note”). The LaSalle Note and Wachovia Note are subject to the terms of the Credit Agreement, require monthly payments of $9,925 plus accrued interest commencing January 1, 2006, mature on December 1, 2010, and bear interest at a rate equal to the London Interbank Offered Rate (LIBOR), adjusted monthly, plus 2.5%. SRI’s obligations under the LaSalle Note and Wachovia Note may be accelerated upon any failure by SRI to timely pay or perform such obligations and upon any event of default under the Credit Agreement or any swap agreement between SRI and LaSalle or Wachovia.

In order to facilitate the term loans, SRI, LaSalle and Wachovia entered into the Amendment to Second Amended and Restated Credit Agreement on December 13, 2005, which amended the Second Amended and Restated Credit Agreement to provide for the issuance of the LaSalle Note and Wachovia Note.

As security for the indebtedness under the LaSalle Note and Wachovia Note and any future advances to SRI by those lenders, on December 13, 2005, SRI executed and caused to be recorded a Mortgage, Security Agreement and Assignment of Leases, Rents and Profits with Wachovia, as collateral agent (the “Mortgage”). Pursuant to the Mortgage:

(a) SRI mortgaged its corporate headquarters to Wachovia;

(b) agreed to covenants with respect to such property, including agreeing to maintain the property, pay all taxes on the property, maintain insurance on the property, and not make alterations to the property in excess of $250,000, sell the property or grant any other lien or mortgage on the property without the consent of Wachovia; and

(c) SRI granted Wachovia a lien on all leases, rents and profits from the property.

Other than as set forth above, neither SRI nor any of its affiliates has a material relationship with Coastal, LaSalle or Wachovia.

The above summary is qualified in its entirety by reference to the Purchase and Sale Agreement, Mutual Release Agreement, Termination of Lease Agreement, LaSalle Note, Wachovia Note, Amendment to Second Amended and Restated Credit Agreement, and Mortgage, which are attached as exhibits and incorporated by reference into this Form 8-K.

Item 8.01	Other Events

On December 19, 2005, SRI issued a press release announcing its acquisition of its Tampa corporate headquarters and other transactions described above. A copy of the press release is attached as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
10.1	Purchase and Sale Agreement, dated December 13, 2005, between SRI/Surgical Express, Inc. and Coastal Hillsborough Partners, L.P.

10.2	Amendment to Second Amended and Restated Credit Agreement, dated December 13, 2005, by and among SRI/Surgical Express, Inc., LaSalle Bank NA and Wachovia Bank, NA

10.3	Promissory Note, dated December 13, 2005, issued to Wachovia Bank, NA

10.4	Promissory Note, dated December 13, 2005, issued to LaSalle Bank NA

10.5	Mortgage, Security Agreement and Assignment of Leases, Rents and Profits, dated December 13, 2005, between SRI/Surgical Express, Inc. and Wachovia Bank, NA, as collateral agent

10.6	Mutual Release Agreement, dated December 13, 2005, between SRI/Surgical Express, Inc. and Coastal Hillsborough Partners, L.P.

10.7	Termination of Lease Agreement, dated December 13, 2005, between SRI/Surgical Express, Inc. and Coastal Hillsborough Partners, L.P.

99.1	Press Release, dated December 19, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2005	SRI/SURGICAL EXPRESS, INC. By: /s/ Wallace D. Ruiz Wallace D. Ruiz Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

10.1	Purchase and Sale Agreement, dated December 13, 2005, between SRI/Surgical Express, Inc. and Coastal Hillsborough Partners, L.P.

10.2	Amendment to Second Amended and Restated Credit Agreement, dated December 13, 2005, by and among SRI/Surgical Express, Inc., LaSalle Bank NA and Wachovia Bank, NA

10.3	Promissory Note, dated December 13, 2005, issued to Wachovia Bank, NA

10.4	Promissory Note, dated December 13, 2005, issued to LaSalle Bank NA

10.5	Mortgage, Security Agreement and Assignment of Leases, Rents and Profits, dated December 13, 2005, between SRI/ Surgical Express, Inc. and Wachovia Bank, NA, as collateral agent

10.6	Mutual Release Agreement, dated December 13, 2005, between SRI/Surgical Express, Inc. and Coastal Hillsborough Partners, L.P.

10.7	Termination of Lease Agreement, dated December 13, 2005, between SRI/Surgical Express, Inc. and Coastal Hillsborough Partners, L.P.

99.1	Press Release, dated December 19, 2005